UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/03/2005

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-8847	TNP ENTERPRISES, INC. TX 4100 International Plaza, P.O. Box 2943, Fort Worth, TX 76113 (817) 731-0099	75-1907501
002-97230	TEXAS NEW MEXICO POWER CO TX 4100 International Plaza, P.O. Box 2943, Fort Worth, TX 76113 (817) 731-0099	75-0204070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 3, 2005, PNM Resources, Inc. ("PNMR") and Texas-New Mexico Power Company ("TNMP") reached an agreement in Texas with the cities of Dickinson, Lewisville, LaMarque, Fort Stockton and Friendswood, Texas, the Legal and Enforcement Division of the Public Utility Commission of Texas, the Office of Public Utility Counsel, the Texas Industrial Energy Consumers and the Alliance for Retail Markets, that outlines terms and conditions necessary for the Public Utility Commission of Texas ("PUCT") to find the acquisition of TNP Enterprises, Inc. ("TNP") and its subsidiaries, TNMP and First Choice Power, to be consistent with the public interest. The agreement is unopposed and was filed with the PUCT on February 3.   If accepted by the PUCT, this agreement will settle all matters in the Texas regulatory proceedings relating to PNMR's acquisition of TNP.

As part of the overall agreement, TNMP agreed to implement a $13 million annual reduction to its Texas retail delivery base rates. This rate reduction will be effective for customer billings beginning on May 1, 2005, and will remain frozen for two years after their implementation. The agreement also addressed timing of the 60-day rate review.   These agreements are not contingent on the completion of PNMR's acquisition of TNP.

TNMP also agreed, contingent on the closing of PNMR's acquisition of TNP, (a) to credit its customers $6 million that is expected to arise from combining TNMP's and PNMR's operations over the two year period following the closing, and (b) to certain service quality, reliability, safety, operational and customer service commitments.

The proposed acquisition also needs approval from the New Mexico Public Regulation Commission and federal officials, including the Securities and Exchange Commission and the Federal Energy Regulatory Commission.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

Statements made in this Report and documents we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, we caution you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect our future financial condition, cash flow and operating results. These factors include risks and uncertainties relating to the receipt of regulatory approvals of the proposed settlement. For a detailed discussion of the important factors that affect us and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see our current and future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TNP ENTERPRISES, INC.

Date: February 07, 2005.	By:	/s/ Theodore A. Babcock
Theodore A. Babcock
Chief Financial Officer

TNP ENTERPRISES, INC.

Date: February 07, 2005.	By:	/s/ Scott Forbes
Scott Forbes
Senior Vice President - Chief Financial Officer